UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 14, 2014


                           COMPETITIVE COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


          333-76630                                     65-1146821
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   (Commission File Number)                 (I.R.S. Employer Identification No.)

            19206 HUEBNER ROAD, SUITE 202, SAN ANTONIO, TEXAS 78258
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               (Address of principal executive offices) (Zip Code)

                                 (210) 233-8980
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              (Registrant's telephone number, including area code)


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              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written  communications  pursuant to Rule 425 under the  Securities  Act (17
    CFR240.14d-2(b))

[_] Soliciting  material  pursuant  to  Rule  14a-12  under  Exchange  Act  (17
    CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))



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SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT
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         Item 5.02.  Departure of Directors  and Certain  Officers;  Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         GENERAL. On April 14, 2014, Lawrence Griffin resigned as a director of Competitive Companies, Inc., a Nevada corporation (the "Company" or "CCI"), for health reasons. On April 14, 2014, Angus Davis, Tina Bagley, and Robert Merola were appointed as new directors of the Company.

         On April 14, 2014, Lawrence Griffin resigned as a director of Wytec International, Inc., a Nevada corporation ("Wytec"), for personal reasons. On April 14, 2014, Angus Davis, Tina Bagley, and Robert Merola were appointed as new directors of Wytec.

         COMPENSATION ARRANGEMENTS. There has been no change to Mr. Davis' compensation as a result of his appointments as a director the Company and as a director of Wytec. There has been no change to Ms. Bagley's compensation as a result of her appointments as a director the Company and as a director of Wytec. There has been no change to Mr. Merola's compensation as a result of his appointments as a director the Company and as a director of Wytec.

         BIOGRAPHICAL INFORMATION.

         ANGUS DAVIS, age 42, has been a key employee of the Company since July 2012. Mr. Davis has also been the chief strategy officer of Wytec since January 28, 2014 and was a key employee of Wytec from July 2012 to January 28, 2014. Mr. Davis has been a senior executive and advisor in strategic operational planning and process improvement for 15 years. Prior to joining the Company, from July 2007 to July 2012, Mr. Davis worked for the Texas Division of Teen Challenge as its chief financial strategist. His area of expertise is in creating value, building high-performance teams, and leading sophisticated business transactions. Mr. Davis also worked as the senior principal strategist for Rainmaker Marketing Corporation, where he worked in the design and development of senior housing services and program management for private developers. Mr. Davis also led a project team of architects, attorneys, and specialized consultants in the first $200 million public bond float for a private developer in New Orleans after hurricane Katrina. He helped design and implement the Americans Rebuilding America program which provides a multi-million dollar A-rated bonding facility for service-disabled veteran contractors. Mr. Davis is an army veteran with seven years of service in the United States Army and Army Reserve. Mr. Davis oversees our intelligent community strategy and public private partnership alliances.

         TINA BAGLEY, age 51, has been the vice president of operations of Wytec since January 2014 and the corporate secretary of Wytec since April 2014. She was the manager of corporate affairs/operations and liaison of Wytec from March 2012 to January 2014. Ms. Bagley has also been the vice president of operations of CCI since January 2014 and the corporate secretary of the CCI since April 2014. She was the manager of corporate affairs/operations and liaison of CCI from March 2012 to January 2014. She advises Wytec and CCI in corporate protocol, business affairs, maintenance, and management of company operations. She also serves as liaison for all operations among CCI, WyLink, Inc., Wytec International, Inc. and Capaciti Networks, Inc. Prior to joining CCI until February 2012, Ms. Bagley worked in various capacities, including as general manager for Clayton Homes, a Berkshire Hathaway Company. Ms. Bagley built and executed a wholesale apparel business prior to joining Clayton Homes.

         ROBERT MEROLA, age 51, has been a key employee of the Company since July 2012. Mr. Merola has also been the chief technical officer of Wytec since

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

January 28, 2014 and was a key employee of Wytec from July 2012 to January 28, 2014. He has 20 years of experience in networking, fiber optics, and wireless networks. Prior to joining the Company, Mr. Merola worked as a sales engineer for Alliance Corporation from September 2011 to July 2012. From April 2008 to September 2011, he was the wireless network manager for GAW High Speed Internet, Inc. where his responsibilities included the design, installation, and project management of point-to-point and point-to-multipoint design and installation. Mr. Merola has experience installing microwave dishes and supporting hardware on tower sites and rooftops. He has also worked with and for major cellular carriers and consulted and lectured as a wireless expert.


SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS
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         (d) Exhibits

             99.1 Resignation Notice from Lawrence Griffin, dated
                  April 14, 2014.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           COMPETITIVE COMPANIES, INC.
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                                  (Registrant)

Date: April 15, 2014


                           /s/ William H. Gray
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                           William H. Gray, Chief Executive Office



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